EXHIBIT 22

                       DR PEPPER/SEVEN-UP COMPANIES, INC.
                           SUBSIDIARIES OF REGISTRANT

                     NAME                                   STATE OF INCORPORATION
- ----------------------------------------------  ----------------------------------------------
Dr Pepper/Seven-Up Corporation................                     Delaware